UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

RENEWABLE ENERGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The following disclosures were included in a Current Report on Form 8-K filed by Renewable Energy Group, Inc. concurrently herewith:

Item 8.01 Other Events.

As previously announced, on February 28, 2022, Renewable Energy Group, Inc. (the “Company” or “REG”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chevron Corporation, a Delaware corporation (“Parent”), and Cyclone Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”). The Merger Agreement provides, among other things, at the Effective Time (as defined in the Merger Agreement) and subject to the terms and conditions set forth therein, that Merger Subsidiary will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

The Merger is subject to the satisfaction or waiver of certain closing conditions including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Waiting Period”). The HSR Waiting Period expired on April 11, 2022 at 11:59 p.m. Eastern Time.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when REG or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of REG and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside REG’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring REG to pay a termination fee; (3) the risk that the Merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on REG’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that REG’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against REG and others; (9) other factors that could affect REG’s business such as, without limitation, the availability, future price, and volatility of feedstocks, petroleum and products derived from petroleum; changes in governmental programs and policies requiring or encouraging the use of biofuels; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; and seasonal fluctuations in our operating results; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, REG’s stockholders will cease to have any equity interest in REG and will have no right to participate in its earnings and future growth. Certain of these and other factors are identified and described in more detail in REG’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as REG’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on REG’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, REG undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Acquisition and Where to Find It

This communication does not constitute a solicitation of any vote or approval in respect of the proposed transaction involving REG, Chevron Corporation and Cyclone Merger Sub Inc. In connection with the proposed Merger, REG filed with the SEC a definitive proxy statement. Beginning on April 6, 2022, REG mailed the definitive proxy statement to the stockholders. INVESTORS AND STOCKHOLDERS OF REG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT REG AND THE MERGER. Investors may obtain a free copy of these materials at the SEC’s website at www.sec.gov, from REG at its website at www.regi.com, or from Chevron Corporation at its website www.chevron.com.

Participants in the Merger Solicitation

REG and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of REG’s stockholders in connection with the proposed transaction will be set forth in REG’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by REG’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about REG’s directors and executive officers in REG’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 5, 2022 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.